                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Sun Communities Operating Limited Partnership on Forms S-3 (File No. 333-2522; File No. 333-14595) of our report dated February 12, 1999 on our audits of the consolidated financial statements and financial statement schedule of Sun Communities Operating Limited Partnership as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.





PricewaterhouseCoopers LLP
Detroit, Michigan
March 15, 1999